Exhibit 10.1
CONSULTING SERVICES AGREEMENT
This Consulting Services Agreement (“Agreement”) is entered into and effective as of January 26, 2024 (“Effective Date”) by and between Daré Bioscience, Inc. (“Company”), and Lisa Walters-Hoffert (“Consultant”).
WHEREAS, prior to the Effective Date, Consultant was employed by the Company pursuant to an Employment Agreement dated August 15, 2017, between the Company and Consultant (as amended, the “Employment Agreement”); and
WHEREAS, the Company desires that Consultant provide transition services to, and Consultant desires to provide transition services to, the Company as a consultant to the Company, commencing on the Effective Date.
    NOW, THEREFORE, in consideration of such service and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant, intending to be legally bound, hereby incorporate the Recitals set forth above and agree as follows:
1.Term/Termination.
a.    Employment Termination. Consultant acknowledges and agrees that Consultant’s employment by the Company will terminate on the Effective Date. On the Effective Date, Consultant shall receive payment of (i) any accrued and unpaid base salary and reimbursement of expenses in accordance with Company policy, in each case accrued through the date of termination, and (ii) the bonus to which Consultant is entitled under the Company’s performance bonus plan in respect of fiscal year 2023 (notwithstanding that Consultant will not be employed by the Company on the date such bonus would otherwise be paid under the Company’s performance bonus plan). Consultant acknowledges and agrees that Consultant is not entitled to any severance payments or benefits in connection with the termination of her employment pursuant to the Employment Agreement or otherwise.
b.    Service Period. Subject to (i) Consultant’s timely execution of the release of claims attached hereto as Exhibit A (the “Release”) on or within twenty-one (21) days after the Effective Date and (ii) Consultant not subsequently revoking the Release in accordance with applicable law, the Company hereby agrees to utilize the services of Consultant, and Consultant hereby agrees to serve the Company, upon the terms and conditions contained in this Agreement, commencing on the Effective Date and continuing for nine (9) months thereafter (such period, the “Service Period”).
c.    Resignation as an Officer and Director. As of the Effective Date, Consultant shall be deemed to have resigned as (i) an officer of the Company and any of its affiliates, (ii) a member of the board of directors of the Company and any of its affiliates, and (iii) a fiduciary of any Company or affiliate benefit plans. On or immediately following the Effective Date, Consultant shall confirm the foregoing by submitting to the Company in writing a confirmation of Consultant’s resignation(s).
2.Services of Consultant.
Consultant shall report to the Chief Executive Officer of the Company (the “CEO”), shall perform the services as may be requested from time to time by the CEO (the “Services”) and shall have such duties, authorities and responsibilities as are directed by the CEO.
3.Compensation.
a.     Fee. In consideration of all Services rendered by Consultant under this Agreement, the Company shall pay Consultant a base fee (the “Base Fee”) at a monthly rate of $31,667.00 during the Service Period. The Base Fee shall be paid by the Company in equal monthly installments.
b.    Supplemental Payment. For a period of nine (9) months following the Effective Date, the Company shall provide a taxable payment to Consultant in an amount equal to the health insurance premiums paid by Consultant, up to $500.00 per month.
c.    Options. Consultant holds stock options granted to Consultant pursuant to the Company’s Amended and Restated 2014 Stock Incentive Plan and the Company’s 2022 Stock Incentive Plan as detailed on Exhibit B hereto (the “Options”). The Options will remain outstanding, eligible to vest and will be exercisable, in each case, in accordance with the terms of stock incentive plans pursuant to which the Options were granted and the stock option agreements evidencing the Options.
d.    Reimbursement of Expenses. The Company shall promptly reimburse Consultant for reasonable expenses actually incurred by Consultant directly in connection with the business and affairs of the Company and the performance of Consultant’s duties hereunder, subject to appropriate substantiation and itemization of such expenses and fees in accordance with the guidelines and limitations established by the Company from time to time. All such reimbursements shall be made as soon as reasonably practicable following receipt of the required documentation from Consultant and in
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all events on or before the last day of Consultant’s taxable year following the taxable year in which the expense occurred.
4.Confidentiality.
Section 8 (Confidentiality and Restrictive Covenants) and Section 9 (Intellectual Property) of the Employment Agreement (collectively, the “Covenants”) shall continue in full force and effect and are incorporated by reference herein.
5.Ownership and License.
a.Company Except with respect to Background Technology (as defined in Section 5.b), all ideas, know-how, processes, information, drawings, documents, designs, models, inventions, copyrightable material and other tangible and intangible materials authored, prepared, created, made, developed, delivered, conceived or reduced to practice, in whole or in part, by Consultant in the course of providing the Services including, without limitation, computer programs, data and documentation (collectively, “Results”), are and will be the sole and exclusive property of Company, and Consultant hereby irrevocably, expressly and automatically assigns, in perpetuity, all right, title and interest in and to such Results to Company, including, without limitation, all copyrights, patent rights, trade secrets, trademarks, moral rights and all other applicable proprietary and intellectual property rights throughout the world (collectively, “Intellectual Property Rights”). If Consultant has any rights to the Results that cannot (as a matter of law) be assigned to Company in accordance with the foregoing, Consultant unconditionally and irrevocably: (i) waives the enforcement of such rights; and (ii) grants to Company an exclusive, irrevocable, perpetual, worldwide, royalty-free license (a) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally perform, and otherwise use and exploit such Results, (b) to use, make, have made, sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from the Results, and (c) to exercise any and all other present or future rights not yet known in the Results, in each case with the right to sublicense such rights through multiple levels of sublicensees.
b.Background Technology. The parties acknowledge that certain intellectual property developed, acquired, or otherwise obtained by Consultant prior to, or independently of, this Agreement and certain intellectual property licensed or obtained by Consultant from third parties (collectively, “Background Technology”) may be used by Consultant in the performance of the Services. Consultant will specifically identify and describe to Company for inclusion in a work statement executed by the CEO and Consultant (“Work Statement”), all Background Technology that Consultant may use in the performance of Services under such Work Statement and the failure to so specify shall preclude Consultant from later claiming the existence of any such Background Technology. Consultant unconditionally grants to Company a non-exclusive, perpetual, irrevocable, worldwide, fully-paid right and license, with the right to sublicense through multiple levels of sublicensees, under all of Consultant’s Intellectual Property Rights in any Background Technology incorporated into or necessary for Company to fully utilize and capitalize the Services and Results, (a) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally perform, and otherwise use and exploit the Results, (b) to use, make, have made, sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from the Background Technology, and (c) to exercise any and all other present or future rights not yet known in the Background Technology, in each case with the right to sublicense such rights through multiple levels of sublicensees. Consultant represents, warrants and covenants that it has an unqualified right to license to Company and its designees all Background Technology as provided in this Section.
c.Additional Agreements. Consultant will ensure that each of its personnel who will have access to any Proprietary Information or perform any Services has entered into a binding, effective, written agreement, enforceable under applicable law, with Consultant that: (a) is expressly for the benefit of Company; (b) irrevocably conveys to Consultant all right, title, and interest, including intellectual property rights, in and to all portions of the Results developed by such employee, to at least the same extent as such rights are conveyed to Company in this Section 5; and (c) requires such personnel to maintain the confidentiality of, refrain from using, and otherwise protect Propriety Information to at least the same extent as Section 4.
d.Data. As used herein “Data” means (a) all data and information (i) submitted to Consultant by Company or Company’s customer, (ii) obtained, developed, or produced by Consultant in connection with this Agreement, or (iii) to which Consultant has access in connection with the provision of Services and (b) all derivatives of any of the foregoing.
(a)All Data (and any and all Intellectual Property Rights therein) to which Consultant may have access hereunder is and shall remain the sole property of Company. All Data will be considered Results and assigned to Company as provided in Section 5.
(b)Upon Company’s request from time to time or at any time, at the end of a Work Statement or this Agreement or, with respect to any particular Data, on such earlier date that the same shall be no longer required by Consultant in order to render the Services hereunder, Consultant shall promptly provide an electronic copy of all Data to Company, in the format reasonably requested by Company. If Company requests at any time, Consultant shall destroy all copies of the Data in Consultant’s possession or control. Consultant shall not withhold any Data as a means of resolving any dispute. Consultant shall not use Data for any purpose other than that of rendering the Services under this Agreement, nor sell, assign, lease, dispose of or otherwise exploit Data. Consultant will not provide access to any Data pertaining to a particular Customer to any other Customer. Consultant shall not possess or assert any lien or other right against or to Data.
(c)Consultant shall establish and maintain environmental, safety and facility procedures, data security procedures and other safeguards against the destruction, loss, or alteration of Data in the possession of Consultant which are (i) in conformance with any requirements set forth in the applicable Work Statement, and (ii) in any event no less rigorous than those maintained by Consultant for its own information of a similar nature. As part of the Services, Consultant shall develop and maintain procedures for the reconstruction of lost Data, and Consultant shall use its best efforts to correct, at Company’s request, any material destruction, loss or alteration of any Data caused by Consultant or any Consultant personnel.
a.Cooperation. Consultant shall perform, during and after the term of this Agreement, all acts deemed necessary or desirable by Company to permit and assist it, in evidencing, perfecting, obtaining, maintaining, defending and enforcing Intellectual Property Rights and/or Consultant’s assignments herein. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents, as Consultant’s agents and attorneys with full power of substitution, to act for and in behalf and instead of Consultant, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Consultant.
b.Moral Rights. Any assignment of copyright hereunder (and any ownership of a copyright as a work made for hire) includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively, “Moral Rights”). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, Consultant hereby ratifies and consents to any action of Company that would violate such Moral Rights in the absence of such ratification/consent. Consultant will confirm any such ratifications and consents from time to time as requested by Company.
c.Interference With Company Business; No Conflict. For the term of this Agreement and for a period of three (3) years thereafter, Consultant shall not, for itself or any third party, directly or indirectly divert or attempt to divert from Company (or any affiliate of it that might be formed) any business of any kind in which Company is engaged including, without limitation, the solicitation of or interference with any of its customers, clients or vendors. During the term of this Agreement and for one (1) year thereafter, Consultant will not encourage or solicit any employee or consultant of Company (or any of its affiliates) to terminate its or his or her employment or consulting relationship with Company for any reason. Consultant will not accept work, enter into a contract, or accept an obligation, that conflicts with Consultant’s obligations hereunder or the scope of the Services rendered for the Company, under this Agreement. Consultant warrants that, as of the Effective Date, there is no other contract or duty on the part of Consultant that conflicts with or is inconsistent with this Agreement.
d.License. If any Intellectual Property Rights or inventions assigned hereunder or any Results are based on, or incorporate, or are improvements or derivatives of, or cannot be reasonably made, used, modified, maintained, supported, reproduced and distributed or otherwise fully exploited without using or violating technology or Intellectual Property Rights owned or licensed by Consultant and not assigned hereunder, Consultant hereby grants Company a perpetual, irrevocable, worldwide, fully paid-up, royalty-free, nonexclusive, sublicensable right and license to exploit and exercise all such technology and Intellectual Property Rights in support of Company’s exercise or exploitation of any Results or assigned Intellectual Property Rights or inventions (including any modifications, improvements and derivatives works thereof).
6.Independent Contractor. Consultant shall act in the capacity of an independent contractor with respect to the Company, and not as an employee or authorized agent of the Company. Consultant shall have no authority to enter into contracts or binding commitments in the name or on behalf of the Company. Consultant will not use the Company’s logo or marks without prior written approval, and then such use shall be only for the benefit of the Company and at the direction of the Company. Consultant shall not be, nor represent itself as being, an agent of the Company, and shall not be, nor represent itself as being, authorized to bind the Company. Consultant agrees, acknowledges and understands that neither it nor its employees or agents shall have the status of an employee of the Company and, except as expressly provided herein, shall not participate in any employee benefit plans or group insurance plans or programs (including, but not limited to salary, bonus or incentive plans, stock option or purchase plans, or plans pertaining to retirement, deferred savings, disability, medical or dental), even if it is considered eligible to participate pursuant to the terms such plans. In addition, Consultant understands and agrees that consistent with its independent contractor status, neither it nor its employees or agents will apply for any government-sponsored benefits intended only for employees, including, but not limited to, unemployment benefits. Consultant’s exclusion from benefit programs maintained by the Company is a material component of the terms of compensation negotiated by the parties, and is not premised on Consultant’s status as a non-employee with respect to the Company. To the extent Consultant or its employees or agents may become eligible for any benefit programs maintained by the Company (regardless of timing or reason for eligibility), Consultant hereby waives its right to participate in the programs. Consultant’s waiver is not conditioned on any representation or assumption concerning Consultant’s legal status as a contractor or employee. The Company shall issue Form 1099 records for its payments to Consultant made pursuant to this Agreement. Because Consultant is an independent contractor, it is solely responsible for all taxes, withholdings, and other similar statutory obligations including, without limitation, Workers’ Compensation Insurance, Unemployment Insurance, or State Disability Insurance. Consultant shall defend, indemnify and hold Company harmless from any and all claims made by any entity on account of an alleged failure by Consultant to satisfy any such tax or withholding obligations. Consultant warrants that it has sought and obtained independent advice regarding the tax consequences of the payments made pursuant to this Agreement.
7.Representations and Warranties. Consultant represents and warrants that, as of the Effective Date and at all times during the term of this Agreement: (i) Consultant’s performance of the Services and all terms of this Agreement will not breach any agreement that Consultant has with another party including, without limitation, any agreement to keep in confidence proprietary information acquired by Consultant in confidence or trust prior to the execution of this Agreement; (ii) Consultant is not and will not be bound by any agreement, nor has assumed or will assume any obligation, which would in any way be inconsistent with the Services to be performed by Consultant under this Agreement; (iii) in performing the Services, Consultant will not use any confidential or proprietary information of another party, or infringe the Intellectual Property Rights of another party, nor will Consultant disclose to Company, or bring onto Company’s premises, or induce Company to use any confidential or proprietary information of any person or entity other than Company or Consultant; (iv) Consultant will abide by all applicable laws and the Company’s safety rules in the course of performing the Consulting Services; and (v) Consultant will not use or retain any other individual(s) or employee(s) in performing services for the Company except with prior written approval has been obtained from the Company.
8.Indemnity. Consultant will defend, indemnify and hold Company and its affiliates (and their respective employees, directors and representatives) harmless against any and all losses, liabilities, damages, claims, demands and suits and related costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) arising or resulting, directly or indirectly, from (i) Consultant’s provision of Services or Results; (ii) any act or omission of Consultant (or its employees or independent contractors) or Consultant’s (or its employees’ or independent contractors’) breach of any representation, warranty or covenant of this Agreement, or (iii) infringement of any third-party intellectual property rights by the Results, Company’s use of the Results or Consultant’s performance of the Services, and (iv) any failure (alleged or actual) by Consultant to satisfy any of the tax or withholding obligations for Consultant or any employee or individual retained by Consultant to perform services for the Company.
9.Limit of Liability. TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW: (I) IN NO EVENT WILL COMPANY BE LIABLE TO CONSULTANT FOR ANY INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS) ARISING FROM OR RELATING TO THIS AGREEMENT, EVEN IF COMPANY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF, OR COULD REASONABLY HAVE PREVENTED, SUCH DAMAGES; AND (II) COMPANY’S TOTAL LIABILITY ARISING FROM OR RELATING TO THIS AGREEMENT, WHETHER SUCH DAMAGES ARE BASED ON TORT, CONTRACT, OR ANY OTHER LEGAL THEORY, WILL NOT EXCEED THE AMOUNT OF FEES PAID BY COMPANY TO CONSULTANT UNDER THIS AGREEMENT.
10.Governing Law. This Agreement will be governed by the laws of the United States of America and the State of California, without reference to its conflict of laws principles or any other principles that would result in the application of a different body of law.
11.Injunctive Relief. Nothing in this Agreement will limit either party’s right to seek immediate injunctive or other equitable relief whenever the facts or circumstances would permit a party to seek such relief in a court of competent jurisdiction. Consultant acknowledges that its breach of Company’s Intellectual Property Rights may cause irreparable damage and hereby agrees that Company shall be entitled to injunctive relief in the event thereof, without the necessity of posting bond, as well as such further relief as may be granted by a court of competent jurisdiction.

12.Assignment. This Agreement (together with all attached exhibits) shall be binding upon Consultant, and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, and personal representatives; provided, however, that Consultant shall not assign any of its rights or delegate any of its duties hereunder without Company’s prior written consent and any attempted assignment or delegation will be void.

13.Notices. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if delivered by hand or by confirmed facsimile; (ii) upon the fifth day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (iii) upon the date of the courier’s verification of delivery at the specified address if sent by a nationally-recognized overnight express courier. Written notices shall be provided to the applicable party at the address first written above, or such address as may be otherwise provided in writing by a party hereunder.
14.Cumulative Remedies, Waiver and Severability. Consultant recognizes that nothing in this Agreement is intended to limit any remedy of Company under the Uniform Trade Secrets Act and that Consultant could face possible criminal and civil actions, resulting in substantial monetary liability if Consultant misappropriates Company’s trade secrets. All rights and remedies, whether conferred hereunder, or by any other instrument or law, unless otherwise expressly stated, will be cumulative and may be exercised singularly or concurrently. The failure of either party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. If one or more provisions in this Agreement are ruled entirely or partly invalid or unenforceable by any court or governmental authority of competent jurisdiction, then: (i) the validity and enforceability of all provisions not ruled to be invalid or unenforceable shall remain unaffected; (ii) the effect of such ruling shall be limited to the body making the ruling; (iii) the provision(s) held wholly or partly invalid or unenforceable shall be deemed amended, and the parties shall reform the provision(s) to the minimum extent necessary to render them valid and enforceable in conformity with the parties’ intent as manifested herein; and (iv) if the ruling, or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified, or amended, then the provision(s) in question, as originally set forth in this Agreement, shall be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity. WITHOUT LIMITING THE FOREGOING, IT IS UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION LIMITATIONS OF LIABILITY OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE ENFORCEABLE TO THE MAXIMUM ALLOWED BY APPLICABLE LAW SEVERABLE AND INDEPENDENT OF ANY OTHER SUCH PROVISION AND TO BE ENFORCED AS SUCH. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT IN THE EVENT ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES SET FORTH HEREIN
SHALL REMAIN IN EFFECT TO THE MAXIMUM ALLOWED BY APPLICABLE LAW.
15.Survival. The provisions of this Agreement that may be reasonably interpreted as surviving its termination, including the applicable provisions of Section 1(b), Sections 3(b) and 3(c), Section 4, Section 5, Section 7, Section 8, and Sections 10 through 16, (inclusive), shall continue in effect after termination of this Agreement.
16.Integration; Order of Precedence. This Agreement and the Exhibits attached hereto (collectively, the “Contract Documents”) constitute the entire agreement between the parties, and supersede all other prior or contemporaneous communications between the parties (whether written or oral) relating to the subject matter of the Contract Documents, including, without limitation, the Employment Agreement, other than the Covenants. The Contract Documents may be modified or amended solely in a writing signed by both parties.
CONSULTANT HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS AND ACCEPTS THE OBLIGATIONS WHICH IT IMPOSES UPON CONSULTANT WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO CONSULTANT TO INDUCE CONSULTANT TO SIGN THIS AGREEMENT. CONSULTANT SIGNS THIS AGREEMENT VOLUNTARILY AND FREELY.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first day above written.
Daré Bioscience, Inc.

By:	/s/ Sabrina Martucci Johnson
Sabrina Martucci Johnson, CEO

CONSULTANT

By:	/s/ Lisa Walters-Hoffert
Lisa Walters-Hoffert

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